Exhibit 10.1

Execution Version

First Amendment to Amended and Restated First Lien Credit Agreement

This First Amendment to Amended and Restated First Lien Credit Agreement (this “Amendment”) is entered into as of July 24, 2019 (the “First Amendment Closing Date”), by and among Turning Point Brands, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and Fifth Third Bank, an Ohio banking corporation, as Administrative Agent and L/C Issuer.

Recitals:

A.          The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent are party to an Amended and Restated First Lien Credit Agreement dated as of March 7, 2018 (as amended, modified, restated, or supplemented from time to time, the “Credit Agreement”).

B.          The Borrower has advised the Administrative Agent and the Lenders that the Borrower intends to issue unsecured convertible senior notes in an amount not to exceed $200,000,000 (the “Convertible Senior Notes”), the proceeds of which shall be used to (i) repay the outstanding Second Lien Term Loans in their entirety and (ii) fund Permitted Acquisitions and other permitted Investments. The Borrower has requested that the Administrative Agent and the Required Lenders amend the Credit Agreement to permit the issuance of the Convertible Senior Notes for such uses and make certain other amendments to the Credit Agreement, and the Required Lenders and the Administrative Agent have agreed to such requests pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Incorporation of Recitals; Defined Terms; Consent.

The Borrower and the Guarantors acknowledge that the Recitals set forth above are true and correct.  This Amendment shall constitute a Loan Document, and the Recitals shall be construed as part of this Amendment.  Each capitalized term used but not otherwise defined herein, including capitalized terms used in the introductory paragraph hereof and the Recitals, has the meaning assigned to it in the Credit Agreement.  The Required Lenders hereby consent to the Borrower’s use of proceeds from the issuance of the Convertible Senior Notes to prepay the Second Lien Term Loans in their entirety.

Section 2.	Amendments.

Upon (x) satisfaction of the conditions precedent set forth in Section 3 hereof and (y) the occurrence of the First Amendment Effective Date (as defined in the Credit Agreement, after giving effect to the amendments contemplated hereby), the Credit Agreement shall be and hereby is amended as follows:

2.1.        Section 1.1 of the Credit Agreement is amended to add thereto in appropriate alphabetical order the following definitions:

“Convertible Senior Note Hedge Agreement” means any Hedge Agreement entered into by the Borrower in connection with the issuance of the Convertible Senior Notes.

“Convertible Senior Note Net Proceeds” means the cash proceeds received by or for the account of the Borrower from the issuance of the Convertible Senior Notes, net of (a) reasonable legal, underwriting and other fees and expenses incurred as a direct result thereof and (b) the cash proceeds from the issuance used to repay the Indebtedness outstanding under the Second Lien Loan Agreement.

“Convertible Senior Notes” means convertible senior notes of the Borrower in an aggregate principal amount not to exceed $200,000,000 with a final maturity that is no earlier than one hundred eighty (180) days following the Term Loan Termination Date.

“First Amendment Effective Date” means the date on which the Borrower issues the Convertible Senior Notes.

2.2.        The second sentence of the definition of “Asset Disposition” appearing in Section 1.1 of the Credit Agreement is amended by deleting the word “and” at the end of clause (g), replacing the period at the end of clause (h) with “; and”, and adding a new clause (i) to the end thereof to read in its entirety as follows:

(i) the issuance of (x) the Convertible Senior Notes and (y) any Ownership Interests to holders of the Convertible Senior Notes in connection with the repurchase, redemption, exchange or conversion of the Convertible Senior Notes.

2.3.         The definition of “Excess Cash Flow” appearing in Section 1.1 of the Credit Agreement is amended by adding the following sentence at the end thereof.

For the avoidance of doubt, proceeds of the issuance of the Convertible Senior Notes shall not constitute Excess Cash Flow.

2.4.        The definition of “Excluded Equity Issuances” appearing in Section 1.1 of the Credit Agreement is amended by deleting the word “and” at the end of clause (c), replacing the period at the end of clause (d) with “; and”, and adding a new clause (e) to the end thereof to read in its entirety as follows:

(e) solely for purposes of Section 2.8(b)(ii), (x) the issuance of the Convertible Senior Notes and (y) Ownership Interests issued in connection with the repurchase, redemption, exchange or conversion of the Convertible Senior Notes; provided that to the extent any portion of the Convertible Senior Note Net Proceeds has not been used by the Borrower on or prior to the eighteen (18) month anniversary of the First Amendment Effective Date to make principal prepayments on the Loans or to make Investments permitted by Section 7.3, such portion of the Convertible Senior Note Net Proceeds shall cease to constitute “Excluded Equity Issuances” pursuant to clause (e)(x) and the Borrower shall promptly (which in no event shall be more than five (5) Business Days after the end of such eighteen (18) month period) prepay the Obligations in the amount of such remaining Convertible Senior Note Net Proceeds not so used first to the outstanding Term Loans and Incremental Term Loans, if any, until paid in full (such payments being applied to the remaining amortization payments on the Term Loans and Incremental Term Loans, if any, in the inverse order of maturity), then to the Revolving Loans until paid in full, and then to the Swing Loans.

2.5.        Clause (c) of the definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)          the Total Consideration for the Acquired Entity, when taken together with (i) the Total Consideration for all Acquired Entities acquired on or after the First Amendment Effective Date and (ii) the aggregate amount of Investments made pursuant to Section 7.3(j) on or after the First Amendment Effective Date, shall not exceed the amount of the Convertible Senior Note Net Proceeds;

2.6.        Clause (h) of the definition of “Permitted Acquisition” appearing in Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows~~:~~

(h)         (i) after giving effect to the Acquisition and any Credit Event in connection therewith, the Borrower shall have Unused Revolving Credit Commitments of at least $10,000,000 and (ii) no Default or Event of Default shall exist or shall result from the Acquisition, including with respect to the covenants contained in Section 7.15 on a Pro Forma Basis, provided that (A) the Consolidated Total Leverage Ratio on a Pro Forma Basis shall be no greater than 0.25 less than the most recently applicable maximum Consolidated Total Leverage Ratio permitted under Section 7.15(a) and (B) the Consolidated Senior Leverage Ratio on a Pro Forma Basis shall be no greater than 0.25 less than the most recently applicable maximum Consolidated Senior Leverage Ratio permitted under Section 7.15(b), and the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate with detailed calculations evidencing such compliance;

2.7.        The definition of “Secured Obligations” appearing in Section 1.1 of the Credit Agreement is amended by adding the following immediately prior to the period at the end thereof:

; provided, further, notwithstanding the foregoing, Secured Obligations shall exclude Hedging Liability in respect of any Convertible Senior Note Hedge Agreement

2.8.        Clause (b)(i)(A) of Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A)        any Subsidiary designated as an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, or any Subsidiary that satisfies the definition of Guarantor is created or acquired by any Loan Party (which, for the purposes of this clause (A), shall include any Subsidiary formed or created by division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s law)) and

2.9.        Section 7.1(m) of the Credit Agreement is hereby amended by adding “(A)” at the beginning thereof and adding the following after the semicolon to the end thereof to read in its entirety as follows:

(B)        the Convertible Senior Notes; provided, that (i) the Convertible Senior Notes shall be unsecured, (ii) notwithstanding anything to the contrary herein, a portion of the proceeds of the Convertible Senior Notes shall be used to repay all Indebtedness outstanding under the Second Lien Loan Agreement, which repayment shall be no later than one (1) Business Day after the Borrower’s receipt of such proceeds, and (iii) other than deviations consented to by the Administrative Agent (not to be unreasonably withheld, conditioned or delayed) the terms for the Convertible Senior Notes shall be consistent in all material respects with the “transaction overview” for the Convertible Senior Notes included in the presentation materials for the Convertible Senior Notes dated July 1, 2019, prepared by Cowen; and

(C)         Indebtedness and obligations owing under any Convertible Senior Note Hedge Agreement;

2.10.       The introductory paragraph of Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Purchase, make an investment in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Ownership Interests, interests in any partnership or joint venture (including the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, all or substantially all of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or purchase, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any other Person (all the foregoing, “Investments”) except:

2.11.      Section 7.3 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof and revising clause (j) thereof and adding a new clause (k) thereto, in each case to read as follows:

(j)          (i) Investments in joint ventures and minority Investments in other Ownership Interests and (ii) such other deposits and loans not otherwise permitted by this Section 7.3, in each case, made by the Loan Parties (other than Retail Store Subsidiaries); provided, that (A) the aggregate amount of such Investments, deposits and loans under this clause (j) made on or after the First Amendment Effective Date, when taken together with the Total Consideration for all Acquired Entities acquired on or after the First Amendment Effective Date, shall not exceed the amount of the Convertible Senior Note Net Proceeds and (B) after giving effect to such Investment, deposit or loan, and any Credit Event in connection therewith, (1) the Borrower shall have Unused Revolving Credit Commitments of at least $10,000,000 and (2) no Default or Event of Default shall exist or shall result from such Investment, deposit or loan, including with respect to the covenants contained in Section 7.15 on a Pro Forma Basis, provided that (x) the Consolidated Total Leverage Ratio on a Pro Forma Basis shall be no greater than 0.25 less than the most recently applicable maximum Consolidated Total Leverage Ratio permitted under Section 7.15(a) and (y) the Consolidated Senior Leverage Ratio on a Pro Forma Basis shall be no greater than 0.25 less than the most recently applicable maximum Consolidated Senior Leverage Ratio permitted under Section 7.15(b), and the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate with detailed calculations evidencing such compliance; provided, further, that, without the prior written consent of the Administrative Agent, which consent shall be in its sole discretion, no Investment or other deposit or loan otherwise permitted by this clause (j) shall be made in any Person (x) organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia, (y) that conducts substantially all of its business outside of the United States of America, or (z) has substantially all of its assets outside of the United States of America; and

(k)         the purchase of any bond hedge or call option in connection with the issuance of the Convertible Senior Notes.

2.12.      Section 7.5 of the Credit Agreement shall be amended by adding a new paragraph to the end thereof to read in its entirety as follows:

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s law), (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first day of its existence by the holders of its equity interests at such time.

2.13.      Section 7.6 of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (c) thereof, replacing the period at the end of clause (d) thereof with “; and”, and adding a new clause (e) to the end thereof to read in its entirety as follows:

(e)        Restricted Payments in connection with (x) dilution management transactions in respect of the issuance of the Convertible Senior Notes, including the purchase of bond hedges or call options and (y) any repayment, repurchase, redemption, exchange or conversion settlement of Convertible Senior Notes permitted by Section 7.9(b)(iv) including in connection with the exercise of repurchase, exchange or conversion rights by holders of the Convertible Senior Notes.

2.14.      Clause (b) of Section 7.9 of the Credit Agreement occurring prior to part (b)(i) thereof shall be amended and restated in its entirety to read as follows

(b)         Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including (x) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (y) at the maturity thereof) any Subordinated Debt, unsecured Indebtedness, including the Convertible Senior Notes, or Indebtedness secured by Liens that are junior to those securing the Secured Obligations, except:

2.15.      Section 7.9(b) of the Credit Agreement shall be amended by deleting the word “and” at the end of clause (ii) thereof, replacing the period at the end of clause (iii) with “; and”, and adding a new clause (iv) to the end thereof to read in its entirety as follows:

(iv)        (A) any mandatory repayment, repurchase, redemption, exchange or conversion settlement of (1) the Convertible Senior Notes, including in connection with the exercise of repurchase, exchange or conversion rights by holders of the Convertible Senior Notes, and (2) any Convertible Senior Note Hedge Agreement and (B) so long as no Event of Default shall have occurred and be continuing, any optional repayment, purchase, redemption, exchange or conversion settlement of (1) the Convertible Senior Notes and (2) any Convertible Senior Note Hedge Agreement, in each case whether in cash and/or with the issuance of Ownership Interests; provided that, in each case of the foregoing clauses (A) and (B), with respect to any repayment in cash, the Borrower shall (x) have received the prior written consent of the Required Lenders to make such repayment, which consent shall be in their sole discretion, and (y) be in compliance with the financial covenants contained in Section 7.15 on a Pro Forma Basis after giving effect to such repayment; provided, however, that in relation to such Hedge Agreement, Required Lender consent is not required for any cash payment by the Borrower to an Indemnified Party (as defined in such Hedge Agreement) in satisfaction of the Borrower’s indemnification obligations owed to such person under such Hedge Agreement and any reimbursement by the Borrower of legal and other expenses incurred by such Indemnified Person in connection with such indemnification to the extent required by such Hedge Agreement.

2.16.      Clause (b)(i) of Section 7.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)          the liabilities under the Loan Documents, the Second Lien Loan Documents, the Convertible Senior Notes, and, in each case, the documents in respect of any Permitted Refinancing thereof,

2.17.      Clauses (a) and (b) of Section 7.15 of the Credit Agreement are amended and restated in their entireties to read as follows:

(a)         Consolidated Total Leverage Ratio.  As of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Total Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio

First Amendment Effective Date through December 30, 2020	5.50 to 1.00

December 31, 2020 through December 30, 2021	5.25 to 1.00

December 31, 2021 and thereafter	5.00 to 1.00

(b)         Consolidated Senior Leverage Ratio. As of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Senior Leverage Ratio to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio

First Amendment Effective Date through December 30, 2020	3.00 to 1.00

December 31, 2020 through December 30, 2021	2.75 to 1.00

December 31, 2021 and thereafter	2.50 to 1.00

2.18.      Clause (f) of Section 8.1 of the Credit Agreement is amended by adding the following immediately prior to the period at the end thereof:

; provided, further, that (x) any conversion or exchange of the Convertible Senior Notes or any event or conversion or exchange trigger that results in the Convertible Senior Notes becoming convertible or exchangeable, as applicable, or (y) any event or conversion or exchange trigger that results in the early termination of any Convertible Senior Note Hedge Agreement, in each case, shall not constitute an Event of Default under this clause (f) (provided, however, for the avoidance of doubt, any cash payment in respect of the Convertible Senior Notes or any Convertible Senior Note Hedge Agreement in violation of Section 7.9(b)(iv) shall constitute an Event of Default under clause (d) above).

2.19.      Section 9.3 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 9.3.  Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR.  (a)  If, on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:

(i)          the Administrative Agent determines that deposits in Dollars (in the applicable amounts) are not being offered to it in the interbank eurodollar market for such Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

(ii)        the Required Lenders advise the Administrative Agent that (i) LIBOR as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Eurodollar Loans for such Interest Period or (ii) the making or funding of Eurodollar Loans become impracticable, then the Administrative Agent shall forthwith give written notice thereof to the Borrower and the Lenders, and (A) any request for a Eurodollar Loan or for a conversion to or continuation of a Eurodollar Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (B) each Eurodollar Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (C) until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of Lenders to make Eurodollar Loans shall be suspended.

(b)         In the event the Administrative Agent shall determine (which determination shall be deemed  presumptively correct absent manifest error) or be notified by the Required Lenders that:

(i)          the circumstances set forth in clause (a)) above have arisen and such circumstances are unlikely to be temporary;

(ii)        a public statement or publication of information (A) by or on behalf of the administrator of LIBOR; or by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR; in each case which states that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide LIBOR, (B) by the administrator of LIBOR that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (C) by the regulatory supervisor for the administrator of LIBOR or any Governmental Authority having jurisdiction over the Administrative Agent announcing that LIBOR is no longer representative or may no longer be used;

(iii)        a LIBOR rate is not published by the administrator of LIBOR for five (5) consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of LIBOR or by the regulatory supervisor for the administrator of LIBOR; or

(iv)        a new index rate has become a widely-recognized replacement benchmark rate for LIBOR in newly originated loans denominated in Dollars in the U.S. market;

then, in any such case, the Administrative Agent, with the consent of the Borrower,  may amend this Agreement as described below to replace LIBOR with an alternative benchmark rate, and to modify the applicable margins and make other related amendments, in each case giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant governmental body with respect to such facilities.  The Administrative Agent and the Borrower shall enter into an amendment of this Agreement to reflect the replacement index, adjusted margins and such other related amendments as may be appropriate, in the discretion of the Administrative Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 11.4), such amendment shall become effective without any further action or consent of any other party to this Agreement on the fifth (5th) Business Day after the date that a draft of the amendment is provided to Lenders, unless the Administrative Agent receives, on or before such fifth (5th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment. For the avoidance of doubt, following the date when a determination is made pursuant to this Section 9.3(b) and until a replacement index has been selected and implemented in accordance with the terms and conditions set forth herein, all Loans shall accrue interest as Base Rate Loans, and the interest rate shall be based upon the Base Rate. Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, then at such times, such index shall be deemed to be zero for purposes of this Agreement.

2.20.      Section 11 of the Credit Agreement is amended to add a new section to the end thereof to read in its entirety as follows:

Section 11.32.  Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means  any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 3.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1.        The Borrower, the Guarantors, the Required Lenders and the Administrative Agent shall have executed and delivered this Amendment.

3.2.        The Administrative Agent shall have received, (a) for the account of each Lender that has executed and delivered this Amendment on or prior to the First Amendment Closing Date (each, a “Consenting Lender”), an amendment fee in an amount equal to the product of (i) 0.10% multiplied by (ii) the sum of such Consenting Lender’s outstanding Term Loans and Revolving Credit Commitment on the First Amendment Closing Date, which amendment fee shall be fully-earned when due and non-refundable when paid and (b) the fees payable under that certain First Amendment Fee Letter dated as of the date hereof between the Borrower and the Administrative Agent.

3.3.        Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.	Condition Subsequent.

Within thirty (30) days of the First Amendment Closing Date, the Borrower shall cause each of (a) Vapor Finance, LLC, a Delaware limited liability company and (b) Nu-X Ventures, LLC, a Delaware limited liability company (collectively, the “New Subsidiaries”) to become a Guarantor and otherwise comply with the provisions of Section 6.14(b) of the Credit Agreement (the “Guaranty and Collateral Requirement”). For the avoidance of doubt, failure of the New Subsidiaries to comply with the Guaranty and Collateral Requirement within thirty (30) days of the First Amendment Closing Date shall constitute an Event of Default under Section 8.1(e) the Credit Agreement.

Section 5.	Affirmation of Guarantors.

Each Guarantor hereby confirms that, after giving effect to this Amendment, each Loan Document to which such Guarantor is a party continues in full force and effect and is the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.  The Borrower and each Guarantor acknowledge and agree that (a) nothing in the Credit Agreement, this Amendment, or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement and (b) the Lenders are relying on the assurances provided in this Section in entering into this Amendment and maintaining credit outstanding to the Borrower.

Section 6.	Acknowledgement of Liens.

The Borrower and the Guarantors hereby acknowledge, confirm and agree that the Administrative Agent has a valid, enforceable and perfected first‑priority lien upon and security interest in the Collateral granted to the Administrative Agent pursuant to the Loan Documents (subject only to Permitted Liens), and nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

Section 7.	Representations and Warranties of Borrower and Guarantors.

To induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date hereof, (a) after giving effect to this Amendment, the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents, including this Amendment, are and shall remain true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects), except to the extent the same expressly relate to an earlier date (and in such case shall be true and correct (or, in the case of any representation or warranty not qualified as to materiality, true and correct in all material respects) as of such earlier date), (b) no Default or Event of Default exists or shall result after giving effect to this Amendment, and (c) the Borrower and each Guarantor has the power and authority to execute, deliver, and perform this Amendment and has taken all necessary action to authorize their execution, delivery, and performance of this Amendment.

Section 8.	Miscellaneous.

8.1.         This Amendment shall be binding on and shall inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer, and their respective successors and assigns.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Borrower, the Guarantors, the Administrative Agent, the Lenders, and the L/C Issuer with respect to the transactions contemplated hereby, and there shall be no third-party beneficiaries of any of the terms and provisions of this Amendment.

8.2.         This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.  Except as specifically waived and amended hereby, all of the terms and conditions set forth in the Credit Agreement shall stand and remain unchanged and in full force and effect.

8.3.        Section and sub-section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.4.        Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

8.5.         Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the Loan Documents, the provision contained in this Amendment shall govern and control.

8.6.        This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.

8.7.       The provisions contained in Sections 11.7 (Governing Law; Jurisdiction; Etc.) and 11.8 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

[Signature Pages to Follow]

In Witness Whereof, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

“Borrower”

Turning Point Brands, Inc.

By
Name:
Title:

“Guarantors”

North Atlantic Trading Company, Inc.
Intrepid Brands, LLC
National Tobacco Company, L.P.
National Tobacco Finance, LLC
North Atlantic Operating Company, Inc.
North Atlantic Cigarette Company, Inc.
RBJ Sales, Inc.
Turning Point Brands, LLC
Vapor Beast LLC
Vapor Shark, LLC
Vapor Acquisitions Company, LLC
International Vapor Group, LLC
VaporFi LLC
Direct Vapor, LLC
South Beach Smoke LLC
VaporFi Franchising, LLC

By
Name:
Title:

[Signature Page to First Amendment to
Amended and Restated First Lien Credit Agreement (Turning Point)]

“Lenders”

Fifth Third Bank, an Ohio banking corporation, as a Lender, as L/C Issuer, and as Administrative Agent

By
Name
Title

[Signature Page to First Amendment to
Amended and Restated First Lien Credit Agreement (Turning Point)]

,as a Lender

By
Name
Title

[Signature Page to First Amendment to
Amended and Restated First Lien Credit Agreement (Turning Point)]